Exhibit 2.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of January 31, 2018 (the “Effective Date”), by and between Roivant Sciences GmbH (“Buyer”), and PhaseRx, Inc., a Delaware corporation (“Seller,” “PhaseRx,” or “Debtor”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without separate parenthetical definition have the meanings ascribed to them in Section 8.13 below.

BACKGROUND INFORMATION

WHEREAS, as of the Petition Date (as defined below), Seller is a biopharmaceutical company dedicated to developing mRNA products for the treatment of children with inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy (i-ERT);

WHEREAS, on December 11, 2017, Seller filed for protection under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) (In re: PhaseRx, Inc., Case No. 17-12890 (CSS)) (the “Bankruptcy Case”);

WHEREAS, on December 11, 2017, the Debtor filed its Motion of the Debtor for Entry of (I) An Order (A) Approving Bidding Procedures in Connection with the Sale of Substantially All of the Debtors Assets, (B) Approving the Form and Manner of Notice Thereof, (C) Scheduling an Auction and Sale Hearing, (D) Approving Procedures for the Assumption and Assignment of Contracts, and (E) Granting Related Relief; and (II) An Order (A) Approving the Asset Purchase Agreement Between the Debtor and the Successful Bidder, (C) Authorizing the Sale of Substantially All of the Debtors Assets Free and Clear of Liens, Claims, Encumbrances, and Interests, (C) Authorizing the Assumption and Assignment of Contracts, and (D) Granting Related Relief [Docket No. 12] (the “Bid Procedures Motion”);

WHEREAS, on December 12, 2017, the Court entered an order approving shortened notice for the Bid Procedures Motion and scheduled a hearing for December 27, 2017;

WHEREAS, on December 27, 2018, the Court approved the relief requested in the Bid Procedures Motion [Docket No. 60] (the “Bid Procedures Order”), Buyer desires to purchase the Acquired Assets (as defined below) from Seller, and Seller desires to sell, convey, assign and transfer to Buyer, the Acquired Assets, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with sections 105, 363, and 365 of the Bankruptcy Code and other applicable provisions thereof;

WHEREAS, the Acquired Assets are assets of Seller that are to be purchased by Buyer pursuant to an order of the Court approving such sale pursuant to Sections 105, 363, and 365 of the Bankruptcy Code (the “Sale Order”), all in the manner and subject to the terms and conditions set forth in this Agreement and the Sale Order and in accordance with other applicable provisions of the Bankruptcy Code; and

WHEREAS, the execution and delivery of this Agreement and each Party’s ability to consummate the transactions set forth in this Agreement are subject, among other things, to the entry of the Sale Order.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
Purchase and Sale of ACQUIRED Assets; Closing

1.1              Sale and Purchase of Acquired Assets. Upon the terms and subject to the conditions contained herein, at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Seller, good and marketable title, free and clear of all Liens, claims, encumbrances, and interests (collectively, “Interests”) of Seller, other than Assumed Liabilities (as defined below), all of the assets, properties, intellectual property rights, licenses, contractual rights, goodwill, going concern value, rights and claims owned, controlled, leased or licensed by or to Seller, including without limitation, those set forth on Schedule 1.1 hereto, and further including, without limitation, all of Seller’s rights, title and interests under (including its rights to enforce) any confidentiality, non-disclosure, non-solicitation, assignment of inventions or assignment of developments contracts to which the Seller is a party that are not executory contracts (collectively, the “Acquired Assets”).

1.2              Excluded Assets. The Acquired Assets shall not include (i) Buyer’s cash and cash equivalents, (ii) any assets of the Seller other than the Acquired Assets, unless otherwise set forth herein, including all executory contracts or non-residential real property leases of Sellers that are not Assigned Contracts), and (iii) any asset identified by Buyer as a further excluded asset by written notice to Seller at any time prior to the Closing (the “Excluded Assets”).

1.3              Assumed Liabilities. Buyer is not assuming, and shall not be deemed to have assumed, any liabilities, absolute, contingent or otherwise, of Seller with respect to the Acquired Assets or otherwise arising prior to Closing except the amounts due and owing to each non-debtor counterparty to such assigned contracts expressly included in the Acquired Assets as set forth on Schedule 1.3 hereto (“Assigned Contracts”) to cure any defaults required to be cured as a condition of assumption of such Assigned Contracts pursuant to Section 365(b)(1) of the Bankruptcy Code, up to an aggregate amount not to exceed $100,000 (the “Assumed Liabilities”).

1.4              Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, Seller shall retain and shall be responsible for paying, performing and discharging when due, and Buyer shall not assume or have any responsibility or liability for, any of Seller’s liabilities, whether or not related to the Acquired Assets, of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, and whether or not accrued, not specifically identified as Assumed Liabilities pursuant to Section 1.3 hereof (collectively, the “Excluded Liabilities”).

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1.5              Closing. Subject to the satisfaction or waiver by the appropriate Party of all of the conditions precedent to Closing specified in Article 5, the consummation of the transactions contemplated by and described in this Agreement (the “Closing”) shall take place remotely on February 2, 2018, or on such other date or at such other location as the Parties may mutually designate in writing (the date of consummation is referred to herein as the “Closing Date”). The transactions contemplated herein shall be effective as of 11:59:59 p.m. (EST) on the Closing Date.

Article 2
Consideration For Transfer

2.1              Purchase Price. The purchase price to be paid to Seller for the Acquired Assets will be $800,000 (the “Cash Purchase Price”), together with that certain promissory note described in Section 2.3. Seller acknowledges that, contemporaneous with Buyer’s submission of its bid letter in response to the Bid Procedures Order, Buyer delivered to Seller a good faith deposit in the amount of $50,000 (the “Deposit”).

2.2              Payment of Cash Purchase Price. At the Closing, Buyer shall pay to Seller, by delivery of immediately available funds by wire transfer to an account designated by Seller in writing to Buyer, an amount equal to the Cash Purchase Price less the Deposit.

2.3              Promissory Note.

(a)               Milestone Payments/Events. At Closing, Buyer shall issue to Hercules Capital, Inc. that certain promissory note annexed hereto as Exhibit A (the “Buyer Note”). The Buyer Note shall be payable in the amounts set forth below upon the occurrence of the milestones specified below with respect to PRX-OTC (the “Milestone Events”):

Milestone Event	Milestone Payment
IND Acceptance or its equivalent in a non-US jurisdiction	$1,500,000
First occurrence that data generated in a Phase 1 Clinical Trial supports decision to continue development of PRX-OTC	$1,500,000
Earlier of Initiation of the first Phase 2 Clinical Trial or Phase 2/3 Clinical Trial	$2,000,000
NDA Acceptance or its equivalent in a non-US jurisdiction	$1,000,000

Buyer shall pay the applicable Milestone Payment under the Buyer Note in the manner described in the Buyer Note after the first occurrence of such applicable Milestone Event with respect to PRX-OTC. For clarity, each Milestone Payment is payable only once; no Milestone Payment shall be payable for subsequent or repeated achievements of such Milestone Event with one or more of the same or different products.

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(b)               Product Line Sale. The Buyer may directly or indirectly consummate a Product Line Sale, provided that the applicable counterparty in such Product Line Sale (i) is a company capable of developing and/or commercializing PRX-OTC and (ii) shall expressly agree in writing to assume the obligations of the Buyer under this Section 2.3, and provided further that such Product Line Sale shall not relieve the Buyer of its primary liability for its obligations hereunder.

(c)               No Diligence. Notwithstanding anything contained in this Agreement to the contrary, Buyer will have the sole right to determine whether to conduct further development or commercialization of PRX-OTC, and the obligation to make Milestone Payments in accordance with this Section 2.3 shall not require Buyer to use any sort of efforts (whether commercially reasonable or not) with respect to development or commercialization of PRX-OTC.

(d)               Definitions.

(i)                 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

(ii)              “IND” means an investigation new drug application filed with the FDA for PRX-OTC.

(iii)            “IND Acceptance” means the approval by the FDA of an IND.

(iv)             “Initiation” means, with respect to a clinical trial, the first dosing in the first patient in such clinical trial.

(v)               “NDA” means a new drug application filed with the FDA to obtain marketing approval for PRX-OTC in the United States or an equivalent filing in a non-US jurisdiction.

(vi)             “NDA Acceptance” means approval by the FDA of an NDA.

(vii)          “PF0112 Lipid Nanoparticle” means a lipid nanoparticle which includes the following components: 2,3-dioleoyloxy-propyl)-trimethylammonium chloride, 1,2-Distearoyl-sn-glycerol, methoxypolyethylene Glycol, cholesteryl hemisuccinate, and cholesterol.

(viii)        “Phase 1 Clinical Trial” means any human clinical trial of PRX-OTC conducted mainly to evaluate the safety of chemical or biologic agents or other types of interventions that would satisfy the requirements of 21 C.F.R. § 312.21(a) or its non-United States equivalents.

(ix)             “Phase 2 Clinical Trial” means any human clinical trial of PRX-OTC conducted mainly to test the effectiveness of chemical or biologic agents or other types of interventions for purposes of identifying the appropriate dose for a Phase 3 Clinical Trial for a particular indication or indications that would satisfy the requirements of 21 CFR § 312.21(b) or its non-United States equivalents.  A “Phase 2/3 Clinical Trial” shall be deemed to be a Phase 2 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 2 component, in accordance with the applicable protocol.

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(x)               “Phase 3 Clinical Trial” means any human clinical trial of PRX-OTC designed to: (a) establish that PRX-OTC is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with PRX-OTC in the dosage range to be prescribed; and (c) support regulatory approval of PRX-OTC, that would satisfy the requirements of 21 CFR § 312.21(c) or its non-United States equivalents.  A “Phase 2/3 Clinical Trial” shall be deemed to be a Phase 3 Clinical Trial with respect to the portion of that clinical trial that is regarded as its Phase 3 component, in accordance with the applicable protocol.

(xi)             “PRX-OTC” means Seller’s proprietary mRNA encoding OTC encapsulated in the PF0112 Lipid Nanoparticle (or other lipid nanoparticle) and/or is co-administered with the delivery excipient PRX847, or any other pharmaceutical product designed for treatment of OTC deficiency that is either encapsulated in the PF0112 Lipid Nanoparticle or is co-administered with the delivery excipient PRX847.

(xii)          “PRX847” means a polymer or polymers formed into a polymer micelle that consists of three functional domains: a targeting ligand that is an N-Acetyl-Galactosamine sugar, a structural Block 1 that is to facilitate aqueous solubility and includes a PEG moiety, and a structural Block 2 that has pH-sensitive components to facilitate delivery.

(xiii)        “Product Line Sale” means a sale, transfer, assignment, license or sublicense to any person or entity who is not an Affiliate of the Buyer, that includes all or substantially all of the rights in or to PRX-OTC.

Article 3
Representations and Warranties of THE PARTIES

3.1              Seller Representations and Warranties. Seller represents and warrants to Buyer as of Closing as follows:

(a)               Corporate Organization. Seller is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Subject to any necessary authority from the Court, including the Sale Order, Seller has all requisite corporate power and authority to own its properties and assets and to consummate the transactions contemplated hereby.

(b)               Authorization and Validity. The execution and delivery of this Agreement and its performance of its obligations hereunder have been duly authorized by all necessary corporate action by the officers or shareholders, as applicable, of Seller, and no other action on the part of Seller is necessary to authorize such execution, delivery and performance, except for the Court’s entry of the Sale Order. This Agreement has been duly executed by Seller and, subject to the Court’s entry of the Sale Order, constitutes its valid and binding obligations, enforceable against it in accordance with its terms and the terms of the Sale Order.

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(c)               Title and Ownership. Seller has good title to the Acquired Assets, free and clear of all Liens and Interests (subject to the Court’s entry of the Sale Order). No third party has claimed that the Acquired Assets infringe any third party’s rights in the Acquired Assets that are relevant to Seller’s delivery technology or mRNA programs. Subject to the entry of the Sale Order, at the Closing, Seller will have the right to transfer the Acquired Assets to Buyer free and clear of all Liens and Interests and will not execute any agreement in conflict therewith.

(d)               No Conflict or Violation. The execution, delivery and performance by Seller of this Agreement does not and will not violate or conflict with any provision of the certificate of incorporation or bylaws (or equivalent documents) of Seller and does not and will not violate any provision of law, or any order applicable to Seller, nor will it result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract to which Seller is a party or by which it is bound or to which any of its properties or assets is subject.

(e)               Consents and Approvals. The execution, delivery and performance of this Agreement does not and will not require the consent or approval of, or filing with, any Governmental Body or any other Person except for entry of the Sale Order by the Court.

3.2              Buyer Representations and Warranties. Buyer represents and warrants to Seller as of Closing as follows:

(a)               Corporate Organization. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite limited liability company or corporate, as applicable, power and authority to own its properties and assets.

(b)               Authorization and Validity of Agreement. Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been duly authorized by all necessary corporate action by the board of directors (or equivalent) of Buyer, and no other corporate action on the part of Buyer is necessary to authorize such execution, delivery and performance. This Agreement has been or will be duly executed by Buyer and constitutes, or will when executed constitute, its valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Sale Order.

(c)               No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement does not and will not violate or conflict with any provision of the certificate of incorporation or bylaws (or equivalent documents) of Buyer and does not and will not violate any provision of law, or any order applicable to Buyer, nor will it result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject. Immediately after the Closing, Buyer will be the sole owner of the Acquired Assets.

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(d)               Consents and Approvals. The execution, delivery and performance of this Agreement does not and will not require the consent or approval of, or filing with, any Governmental Body or any other Person except: (i) as may be required to be obtained by Buyer after the Closing in order to own or operate any of the Acquired Assets; or (ii) for entry of the Sale Order by the Court.

(e)               Sufficiency of Funds. On the Closing Date, Buyer will have sufficient funds to pay (i) the Purchase Price in accordance with Article 2 and to consummate the transactions contemplated by and described in this Agreement and (ii) all fees and expenses required to be paid by Buyer in connection therewith.

3.3              Warranties Exclusive. The Parties acknowledge that the representations and warranties contained in this Article 3 are the only representations or warranties given by the Parties and that all other express or implied warranties are disclaimed. Without limiting the foregoing, Buyer acknowledges that the Acquired Assets are conveyed “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and that all warranties of merchantability or fitness for a particular purpose are disclaimed.

Article 4
COVENANTS AND OTHER TERMS

4.1              Seller’s Covenant Regarding Further Assurances. At the request of Buyer, at any time after the Closing, Seller shall execute and deliver such documents as Buyer or its counsel may reasonably request to effectuate the purposes of this Agreement.

4.2              Covenants of Buyer. Buyer shall use all commercially reasonable efforts to (a) obtain all consents and approvals of all Governmental Bodies, and all other Persons, required to be obtained by Buyer to effect the transactions contemplated by this Agreement, and (b) take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective in an expeditious manner the transactions contemplated hereby.

4.3              Bankruptcy Matters. Seller and Buyer shall use commercially reasonable efforts to cooperate, assist and consult with each other to secure the entry of the Sale Order following the date hereof, and to consummate the transactions contemplated by this Agreement, including furnishing affidavits or other documents or information for filing with the Court for the purposes, among others, of providing necessary assurances of performance by Buyer under this Agreement.

4.4              Taxes Related to Purchase of Assets. All federal, state and local sales, transfer, excise, value-added or other similar Taxes, including all state and local Taxes in connection with the transfer of the Acquired Assets, and all recording and filing fees other than taxes payable by the Seller with respect to its income for such transfer (collectively, “Transaction Taxes”), that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets, and are not exempt under section 1146(a) of the Bankruptcy Code, shall be paid by Buyer and any obligation related thereto will be the sole responsibility of the Buyer. Buyer and Seller agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Seller agrees to assist Buyer reasonably in the preparation and filing of any and all required returns for or with respect to such Transaction Taxes with any and all appropriate taxing authorities.

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4.5              Tax Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with the IRS Form 8594, Asset Acquisition Statement Under Section 1060 as agreed by Seller and Buyer and their respective accountants in good faith consistent in all respects with applicable laws. Seller and Buyer shall file their respective Tax Returns in accordance with such allocation and shall not take any position inconsistent with such allocation, unless Seller or Buyer, as the case may be, reasonably determines (and notifies the other Party) that such allocation is contrary to applicable law.

4.6              Reservation of Certain Rights. Buyer reserves the right from and after Closing or, if this Agreement is terminated prior to Closing, from and after such termination date, (a) to solicit for employment and to employ any employees of Seller or its affiliates, and (b) to engage, negotiate with, or enter into contractual or other relationships with any vendors or suppliers of Seller. In addition, Seller acknowledges and agrees that Buyer shall not be obligated to pay, and Seller hereby waives and forever discharges Buyer from any obligation to pay, to Seller or any other Person any break-up fee, severance payment, or other similar fee or cost reimbursement.

4.7              Name Change. Within ten (10) days after the Closing, Seller shall change its name to a name reasonably acceptable to Buyer such that it does not infringe upon, or create any confusion as to, the Acquired Assets.

Article 5
Conditions to the Obligations of the PARTIES

5.1              Conditions Precedent to Performance by Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which (other than the condition contained in Section 5.1(c)) may be waived by Seller in its sole discretion:

(a)               Representations and Warranties of Buyer. All representations and warranties made by Buyer in Section 3.2 shall be accurate in all respects as of the Closing.

(b)               Performance of the Obligations of Buyer. Buyer shall have performed in all respects all obligations required under this Agreement to be performed by it at or before the Closing.

(c)               Consents and Approvals. The Court shall have entered the Sale Order, in form and substance satisfactory to Buyer, and no order staying, reversing, modifying or amending the Sale Order shall be in effect as of the Closing.

(d)               No Violation of Orders. No preliminary or permanent injunction or other order that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

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5.2              Conditions Precedent to Performance by Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which (other than the condition contained in Section 5.2(c)) may be waived by Buyer in its sole discretion:

(a)               Representations and Warranties of Seller. All representations and warranties made by Seller in Section 3.1 shall be accurate in all respects as of the Closing.

(b)               Performance of the Obligations of Seller. Seller shall have performed in all respects all obligations required under this Agreement to be performed by it at or before the Closing.

(c)               Consents and Approvals. The Court shall have entered the Sale Order, in form and substance satisfactory to Buyer, including, without limitation, a finding that Buyer is a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code, and no order staying, reversing, modifying or amending the Sale Order shall be in effect as of the Closing.

(d)               No Violation of Orders. No preliminary or permanent injunction or other order that declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby shall be in effect.

Article 6
Documents to be Delivered at Closing

6.1              Seller’s Deliveries. At the Closing, the sale, transfer, assignment and delivery by Seller of the Acquired Assets to Buyer shall be effected on the Closing Date by bills of sale, endorsements, assignments and other instruments of transfer and conveyance (including with respect to any assignment of the Intellectual Property), and shall otherwise be consistent with the terms of this Agreement reasonably satisfactory in form and substance to Buyer. In addition, Seller shall have executed and delivered to Buyer the certificate contemplated in Sections 5.1(a) and 5.1(b).

6.2              Buyer’s Deliveries. At the Closing, Buyer shall pay to Seller the Cash Purchase Price less the Deposit and deliver the Buyer Note. In addition, Buyer shall have executed and delivered to Seller the certificate contemplated in Sections 5.2(a) and 5.2(b).

Article 7
TErmination

7.1              Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)               by either Seller or Buyer if the Closing shall not have occurred by February 2, 2018; provided, however, that such date may be extended by Seller and Buyer upon mutual agreement; provided, further, however, that the right to terminate this Agreement pursuant to this sub-section is not available to any Party that is in breach of any provision of this Agreement that causes the failure of the transactions contemplated by this Agreement to be consummated;

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(b)               by either Seller or Buyer upon the entry of an order of the Court authorizing the sale of the Acquired Assets to a competing bidder pursuant to the Auction (as defined in the Bid Procedures Order) (a “Competing Transaction”);

(c)               by Seller if Buyer shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 5.1, which breach cannot be or has not been cured within five (5) business days after the giving of written notice by Seller to Buyer specifying such breach;

(d)               by Buyer if Seller shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 5.2, which breach cannot be or has not been cured within five (5) business days after the giving of written notice by Buyer to Seller specifying such breach; or

(e)               by the mutual written consent of Seller and Buyer.

7.2              Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party; provided, however, that in the event this Agreement is terminated pursuant to Section 7.1(c) and Seller is not then in breach of Seller’s obligations hereunder, then in addition to whatever other rights Seller may have against Buyer, Seller shall be entitled to retain the Deposit and all interest thereon as liquidated damages.

Article 8
Miscellaneous

8.1              Successors and Assigns. Buyer may designate an affiliated designee or assignee in place and stead of Buyer, and if so, such entity shall become the “Buyer” hereunder for all purposes. Except as otherwise provided in this Agreement, no Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties.

8.2              Governing. Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such State are superseded by the Bankruptcy Code. For so long as Seller is subject to the jurisdiction of the Court, the Parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Court. After Seller is no longer subject to the jurisdiction of the Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, any state or federal court located in New Castle County, Delaware.

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8.3              Expenses. Except as otherwise provided herein, each of the Parties shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Buyer shall pay any fees, costs, and expenses associated with recording an assignment of any of the Acquired Assets.

8.4              Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

8.5              Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the day of transmission, if sent via electronic transmission to the electronic mail address given below, and reasonable evidence of confirmation of delivery is provided after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Seller:	PhaseRx, Inc.
410 West Harrison Street
Seattle, WA 98119
Attention: Dr. Robert W. Overell, Ph.D., President and Chief Executive Officer
Email: Robert@phaserx.com

With a copy to:	Polsinelli PC
222 Delaware Avenue, Suite 1101
Wilmington, Delaware
Attention: Christopher A. Ward and Shanti M. Katona
Email: cward@polsinelli.com and skatona@polsinelli.com

If to Buyer:	Roivant Sciences GMbH
Viadukstrasse 8
4051 Basel
Switzerland

With a copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, California 94304-1130
Attention: Frank Rahmani
Email: rahmaniff@cooley.com

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(a)               Any Party may change its address for the purpose of this Section 8.5 by giving the other Party written notice of its new address in the manner set forth above.

8.6              Amendments: Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Party, or in the case of a waiver, by the Party waiving compliance. Any waiver by any Party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

8.7              Public Announcements. No Party may make any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other Party, unless a press release or public announcement is required by law or order of the Court. If any such announcement or other disclosure is required by law or order of the Court, the disclosing Party agrees to give the nondisclosing Party prior notice of, and an opportunity to comment on, the proposed disclosure. The Parties acknowledge that Seller shall file this Agreement with the Court in connection with obtaining the Sale Order.

8.8              Entire Agreement. This Agreement contains the entire understanding between the Parties with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein. Upon Court approval of this Agreement, the terms hereof shall have the force of the Sale Order and shall be enforced as if each provision hereof were so ordered; Seller shall use its best efforts to include such term in the Sale Order.

8.9              Parties in Interest. Nothing in this Agreement is intended to or shall confer any rights or remedies under or by reason of this Agreement on any Persons other than Seller and Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to or shall relieve or discharge the obligations or liability of any third Persons to Seller or Buyer. This Agreement is not intended to nor shall it give any third Persons any right of subrogation or action over or against Seller or Buyer.

8.10          Headings, Interpretation, Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Buyer or Seller, whether under any rule of construction or otherwise. No Party shall be considered the drafter. On the contrary, this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words so as fairly to accomplish the purposes and intentions of all the Parties. The section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to “Section” or “Article” shall be deemed to be references to a Section or Article of this Agreement unless the context clearly provides otherwise. All references to “herein” or “hereof” or “hereunder” and similar phrases shall be broadly construed to refer to the entire Agreement and not merely to the specific clause, section, or article.

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8.11          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or ..pdf shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

8.12          Further Assurances. From and after the Closing, each Party shall take such actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party from time to time to fully effectuate the transfer of the Acquired Assets to Buyer in accordance with the terms of this Agreement.

8.13          Definitions. As used in this Agreement, the following terms have the following meanings:

(a)               “Governmental Body” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(b)               “IRC” means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS in accordance with the Internal Revenue Code or any successor law.

(c)               “Lien” means any mortgage, lien, pledge, claim, charge, security interest or encumbrance or any kind, including the interest of a vendor or lessor under any conditional sale agreement, capital lease obligation or other title retention agreement, or any agreement to create or grant any of the foregoing or prohibiting Seller from granting Liens on their respective assets.

(d)               “Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, unincorporated association or other enterprise or any Governmental Body.

(e)               “Tax Return” means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

13

(f)                “Taxes” shall mean any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under any requirement of law.

[SIGNATURE PAGE FOLLOWS]

14

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date.

BUYER:

Roivant Sciences GmbH

By:	/s/ Sascha Bucher
Name:	Sascha Bucher
Title:	Head of Global Transaction

SELLER:

PhaseRx, Inc.

By:	/s/ Robert Overell
Name:	Robert Overell
Title:	President & CEO

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

Schedule 1.1

•	All patent rights owned or controlled by Seller, including without limitation, those listed on Schedule 1.1(a)
•	All inventory, reagents and materials
•	Facilities/lease for the annex located at 410 West Harrison Street, Seattle WA 98119.
•	Furniture and fixtures
•	Office equipment
•	Computer software
•	Computer equipment
•	Lab equipment (assets with and without book value)
•	All patents, patent applications, and trademarks
•	All data related to nonclinical assets (e.g. study reports, raw data, regulatory interactions)
•	All filings, correspondences and documents with any Governmental Body
•	All rights under Non-disclosure, confidentiality or similar agreements

SCHEDULE 1.1 TO ASSET PURCHASE AGREEMENT

Schedule 1.1(a) - Patents and Patent Applications
Docket	Country	Application Title	Application S/N	Filing Date	Application Type/ Priority Document(s)	Publication No./ Publication Date	Patent No./ Issue Date	Status
PhaseRx - 1100.PRV1 UW - 2219-2744-2705PT COJK - UWOTL-1-0021208	USA	Enhanced Transport Using Membrane Disruptive Agents	60/070,411	1/5/1998	Provisional			Claimed as Priority Document
PhaseRx - 1100.US1 UW - 2219-2744-2705PT COJK - UWOTL-1-0021208	USA	Enhanced Transport Using Membrane Disruptive Agents	09/226,044	1/5/1999	Non-provisional Priority to 60/070,411	US 2001/0007666 A1 July 12, 2001	6,835,393 Dec. 28, 2004	Issued
PhaseRx -1100.USC1 UW - 2219-2744P.1USCON1 COJK - UWOTL-1-0022852	USA	Enhanced Transport Using Membrane Disruptive Agents	10/857,626	5/28/2004	Continuation of 09/226,044 Priority to 60/070,411	US 2005/0136102 A1 June 23, 2005	7,374,778 May 20,2008	Issued
PhaseRx -1100.USC2 UW -41887.09US4 COJK - UWOTL-1-0031146	USA	Enhanced Transport Using Membrane Disruptive Agents	12/105,983	5/18/2008	Continuation of 10/857,626 which is a continuation of 09/226,044 Priority to 60/070,411	US 2008/0199957 A1 Aug. 21, 2008	8,003,129 August 23, 2011	Issued
PhaseRx -1100.USC3 UW - 41887.18US4 COJK - UWOTL-1-0037128	USA	Enhanced Transport Using Membrane Disruptive Agents	13/182,756	7/14/2011	Continuation of 12/105,983 which is Continuation of 10/857,626 which is a continuation of 09/226,044 Priority to 60/070,411	US 2011/0288238 Nov. 24, 2011	8,846,106 September 30, 2014	Issued
PhaseRx -1100.USC4 UW - 41887.19US4 COJK - UWOTL-1-0043756	USA	Enhanced Transport Using Membrane Disruptive Agents	14/175,891	2/7/2014	Continuation of 13/182,756 09/226,044 Priority to 60/070,411	US 2014/0219950 August 7, 2014		Abandoned
PhaseRx -1100.PCT1 UW -2219-2744-2885PT COJK - UWOTL -1-0021197	PCT	Enhanced Transport Using Membrane Disruptive Agents	PCT/US99/000122	1/5/1999	PCT Priority to 60/070,411	WO 99/034831/ July 15, 1999		Nationalized
PhaseRx -1100.AU1 UW -41887.06AU2 COJK -UWOTL -1-0021198	AU	Enhanced Transport Using Membrane Disruptive Agents	1999/20261A	1/5/1999	National Phase of PCT/US99/00122	AU758368B2 Mar 20, 2003	AU758368B2 July 10, 2003	Issued
PhaseRx -1100.CA1 UW - 2219-2744-3532PT COJK - UWOTL -1-0021199	CA	Enhanced Transport Using Membrane Disruptive Agents	2317549A	1/5/1999	National Phase of PCT/US99/00122	CA2317549A1 Jul 15, 1999	CA2317549A1 April 11, 2006	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -1100.EP1 UW - 41887.04EP2 COJK - UWOTL -1-0021095	EP	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	National Phase of PCT/US99/00122	EP1044021 A1 Oct 18, 2000	EP1044021B1 Sep 23, 2009	Issued Validated
PhaseRx -1100.EPD1 UW - 41887.10EP3 COJK - UWOTL -1-0033587	EP	Enhanced Transport Using Membrane Disruptive Agents	9075353.4	1/5/1999	Divisional of EP 1999/900750A	EP2138191 A1 Dec 30, 2009		Abandoned
PhaseRx -1100.FR1 UW - 2219-2744-3531FR COJK - UWOTL -1-0033589	FR	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.DE1 UW - 2219-2744-3531DE COJK - UWOTL -1-0033590	DE	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.IE1 UW - 2219-2744-3531IE COJK - UWOTL -1-0033591	IE	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.IT1 UW - 2219-2744-3531IT COJK - UWOTL -1-0033591	IT	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.ES1 UW - 2219-2744-3531ES COJK - UWOTL -1-0033593	ES	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.CH1 UW - 2219-2744-3531CH COJK - UWOTL -1-0033594	CH	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued
PhaseRx -1100.GB1 UW - 2219-2744-3531GB COJK - UWOTL -1-0033595	GB	Enhanced Transport Using Membrane Disruptive Agents	99900750.3	1/5/1999	Validation of EP EP 1999/900750A		EP1044021B1 Sep 23, 2009 Jan 5, 2019	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -1200.PRV1 UW - 2219-3241-3319PT COJK - UWOTL-1-0021481	USA	Enhanced Transport Using Membrane Disruptive Agents	60/174,893	1/7/2000				Claimed as Priority Document
PhaseRx -1200.US1 UW - 42378.04US3 COJK - UWOTL-1-0019001	USA	Enhanced Transport Using Membrane Disruptive Agents	09/755,701	1/5/2001	Priority to 60/174,893	US 2010/0160216 June 24, 2010	7,737,108 B1 June 15, 2010	Issued
PhaseRx -1200.USD1 UW -2219-3241-3652PTDIV1 COJK - UWOTL-1-0034681	USA	Enhanced Transport Using Membrane Disruptive Agents	12/771,850	4/30/2010	Divisional of 09/755,701 Priority to 60/174,893	US 2010/0210504 August 19, 2010	8,318,816 November 27, 2012	Issued
PhaseRx -1300.PRV1 UW - 7279P.1PRO COJK -	USA	Temperature- and pH- Responsive Polymer Compositions	60/782,789	3/16/2006	Provisional			Claimed as Priority Document
PhaseRx -1300.US1 UW - 7279P.1US COJK - UWOTL-1-0029176	USA	Temperature- and pH- Responsive Polymer Compositions	11/687,522	3/16/2007	Non-provisional Priority to 60/782,789 filed March 16, 2006	US 2007/0224241 Sept. 27. 2007	7,718,193 May 18, 2010	Issued
PhaseRx -1300.PCT1 UW - 7279P.1PCT COJK - not filed by COJK	PCT	Temperature- and pH- Responsive Polymer Compositions	PCT/US2007/064238	3/16/2007	Priority to 60/782,789 filed March 16, 2006	WO/2007/109584 Sept. 27 2007		Lapsed
PhaseRx -1400.PRV1 UW - 7568P.1PRO COJK - UWOTL-1-0031308	USA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	61/052,908	5/13/2008	Provisional			Claimed as Priority Document
PhaseRx -1400.PRV2 UW - 7568P.1PRO2 COJK - UWOTL-1-0031313	USA	Endosomolytic Diblock Copolymer for siRNA Delivery	61/052,914	5/13/2008	Provisional			Claimed as Priority Document
PhaseRx -1500.PRV1 UW - 7568P.1PRO3 COJK -UWOTL-1-0031813	USA	Diblock Copolymer Micelles and Polynucleotide Complexes Thereof for Delivery Into CellsS	61/091,294	8/22/2008	Provisional			Claimed as Priority Document

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -1600.PRV1 UW - 8168P.1PRO1 COJK - UWOTL-1-0032135	USA	Micellic Assemblies	61/112,048	11/6/2008	Provisional	Claimed as Priority Document
PhaseRx -1600.PRV2 UW - 8168P.1PRO4 COJK - UWOTL-1-0032372	USA	Micellic Assemblies	61/140,774	12/24/2008	Provisional	Claimed as Priority Document
PhaseRx -1600.PRV3 UW - 8168P.1PRO5 COJK - UWOTL-1-0033191	USA	Micellic Assemblies	61/171,369	4/21/2009	Provisional	Claimed as Priority Document
PhaseRx -1700.PRV1 UW - 8168P.1PRO2 COJK - UWOTL-1-0032136	USA	Polymeric Carrier	61/112,054	11/6/2008	Provisional	Claimed as Priority Document
PhaseRx -1700.PRV2 UW - 8168P.1PRO3 COJK - UWOTL-1-0032371	USA	Polymeric Carrier	61/140,779	12/24/2008	Provisional	Claimed as Priority Document
PhaseRx -1700.PRV3 UW - 8168P.1PRO6 COJK - UWOTL-1-0033190	USA	Polymeric Carrier	61/171,358	4/21/2009	Provisional	Claimed as Priority Document
PhaseRx -1800.PRV1 UW - 8026P.1PRO3 COJK - UWOTL-1-0032286	USA	Targeted Polymer Bioconjugates	61/120,769	12/8/2008	Provisional	Claimed as Priority Document
PhaseRx -1800.PRV2 UW - 8026P.1PRO4 COJK - UWOTL-1-0033189	USA	Targeted Polymer Bioconjugates	61/171,365	4/21/2009	Provisional	Claimed as Priority Document
PhaseRx -1900.PRV1 UW - 7568P.1PRO4 COJK - UWOTL-1-0033192	USA	Diblock Copolymer Micelles and Polynucleotide Complexes Thereof for Delivery Into Cells	61/171,377	4/21/2009	Provisional	Claimed as Priority Document

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2000.PRV1 UW - 7934P.1PRO2 COJK - UWOTL-1-0033193	USA	Bispecific Intracellular Delivery Vehicles	61/171,381	4/21/2009	Provisional			Claimed as Priority Document
PhaseRx -2100.PCT1 UW - 43939.05WO2 COJK - UWOTL-1-0033268	PCT	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	PCT/US2009/043847	5/13/2009	PCT
61/052,908 filed 5/13/08
61/052,914 filed 5/13/08
61/091,294 filed 8/22/08
61,112,054 filed 11/6/08
61/112,048 filed 11/6/08
61/120,769 filed 12/12/08
61/140,779 filed 12/24/08
61/140,774 filed 12/24/08
					61/171,377 filed 4/21/09	WO/2009/140427 Nov. 19, 2009		Nationalized
PhaseRx -2100.US1 UW - 43939.06US2 COJK - UWOTL-1-0035776	USA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	12/992,517	11/12/2010	National Phase of PCT/US2009/043847	US 2011/0143434 June 16, 2011	9,476,063 October 25, 2016	Issued
PhaseRx -2100.USC1 UW - 43939.31US4 COJK - UWOTL-1-56703	USA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	15/264,392	9/13/2016	Continuation of 12/992,517		9,867,885 January 9, 2018	Issue Fee Paid
PhaseRx -2100.USD1 UW - 43939.34US3 COJK - UWOTL-1-64996	USA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	15/828,078	11/30/2017	Division of 15/264,392			Pending
PhaseRx -2100.EP1 UW - 43939.11EP2 COJK - UWOTL-1-35781	EP	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	National Phase of PCT/US2009/043847	EP 2281011 A4 February 9, 2011	EP 2281011 02/27/2013	Issued
PhaseRx -2100.EPD1 UW - 43939.19EP3 COJK - UWOTL-1-40604	EP	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	13156237.3	2/21/2013	Divisional Application of EP 09747510.7	EP2620161 July 31, 2013		Abandoned

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2100.AU1 UW - 43939.07AU2 COJK - UWOTL-1-0035777	AU	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2009246327	5/13/2009	National Phase of PCT/US2009/043847	Patent No. 2009246327 12/24/2013	Issued
PhaseRx -2100.AUD1 UW - 43939.27AU3 COJK - UWOTL-1-41047	AU	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2013204733	4/12/2013	Divisional of 2009246327	Patent No. 2013204733 9/29/2016	Issued
PhaseRx -2100.BR1 UW - 43939.08BR2 COJK - UWOTL-1-35778	BR	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	PI0912159-5	5/13/2009	National Phase of PCT/US2009/043847		Pending
PhaseRx -2100.CA1 UW - 43939.09CA2 COJK - UWOTL-1-0035779	CA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2,724,105	5/13/2009	National Phase of PCT/US2009/043847	CA2724105 9/5/2017	Issued
PhaseRx -2100.CAD1 UW - COJK - UWOTL-1-0058773	CA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2,972,694	5/13/2009	Divisional of CA Application No. 2,724,105		Pending
PhaseRx -2100.CN1 UW - 43939.10CN2 COJK - UWOTL-1-35780	CN	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	200980122888	5/13/2009	National Phase of PCT/US2009/043847	Patent No. ZL200980122888.3 7/10/2013	Issued
PhaseRx -2100.CND1 UW - 43939.29CN3 COJK - UWOTL-1-40867	CN	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	201310232498.x	5/13/2009	Divisional of CN Application No. 200980122888.3.	Patent No. ZL201310232498.X 11/23/2016	Issued
PhaseRx -2100.IL1 UW - 43939.12IL2 COJK - UWOTL-1-0035782	IL	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	209238	5/13/2009	National Phase of PCT/US2009/043847	Patent No. 209238 7/1/2014	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2100.IN1 UW - 43939.13IN2 COJK - UWOTL-1-35788	IN	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	8578/DELNP/2010	5/13/2009	National Phase of PCT/US2009/043847			Pending
PhaseRx -2100.JP1 UW - 43939.14JP2 COJK - UWOTL-1-0035783	JP	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2011-509670	5/13/2009	National Phase of PCT/US2009/043847		5911723 04/08/2016 5/13/2029	Issued
PhaseRx -2100.JPD1 UW - 43939.30JP3 COJK - UWOTL-1-0054692	JP	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2015-200236	5/13/2009	Divisional of JP Application No. 2011-509670	2016-053169 April 14, 2016	6239565 11/10/2017 5/13/2029	Issued
PhaseRx -2100.KR1 UW - 43939.15KR2 COJK - UWOTL-1-0035784	KR	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	10-2010-7027808	5/13/2009	National Phase of PCT/US2009/043847		10-1661636 09/26/2016 05/13/2029	Issued
PhaseRx -2100.MX1 UW - 43939.16MX2 COJK - UWOTL-1-35785	MX	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2010/012238	5/13/2009	National Phase of PCT/US2009/043847		316902 01/07/2014	Issued
PhaseRx -2100.SG1 UW - 43939.17SG2 COJK - UWOTL-1-0035786	SG	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	201008331-9	5/13/2009	National Phase of PCT/US2009/043847		166444 07/15/2013	Issued
PhaseRx -2100.ZA1 UW - 43939.18ZA2 COJK - UWOTL-1-35787	ZA	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	2010/08729	5/13/2009	National Phase of PCT/US2009/043847		2010/08729 05/28/2014	Issued
PhaseRx -2100.FR1 UW - 43939.23FR2 COJK - UWOTL-1-0040605	FR	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2100.DE1 UW - 43939.21DE2 COJK - UWOTL-1-0040606	DE	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2100.IE1 UW - 43939.25IE2 COJK - UWOTL-1-0040607	IE	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2100.IT1 UW - 43939.26IT2 COJK - UWOTL-1-0040608	IT	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2100.ES1 UW - 43939.22ES2 COJK - UWOTL-1-0040609	ES	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2100.CH1 UW - 43939.20CH2 COJK - UWOTL-1-0040610	CH	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2100.GB1 UW - 43939.24GB2 COJK - UWOTL-1-0040611	GB	Diblock Copolymers and Polynucleotide Complexes Thereof for Delivery Into Cells	9747510.7	5/13/2009	Validation of EP EP2281011		EP 2281011 02/27/2013	Issued
PhaseRx -2200.PCT1 UW - 8026P.1PCT COJK - UWOTL-1-0033269	PCT	Targeted Polymer Bioconjugates	PCT/US09/43839	5/13/2009	PCT
61/052,908 filed 5/13/08
61/052,914 filed 5/13/08
61/091,294 filed 8/22/08
61/112,054 filed 11/06/08
61/112,048 filed 11/6/08
61/120,769 filed 12/8/08
61/140,774 filed 12/24/08
61/140,779 filed 12/24/08
					61/171,365 filed 4/21/09	WO/2009/140423 Nov. 19, 2009		Nationalized

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2200.US1 UW - 44508.07US2 COJK - UWOTL-1-0035828	USA	Targeted Polymer Bioconjugates	12/992,545	2/10/2011	National Phase of PCT/US09/43839	US 2011/0129921 June 2, 2011		Abandoned
PhaseRx -2300.PCT1 UW - 44677.07WO2 COJK - UWOTL-1-0033271	PCT	Micellic Assemblies	PCT/US2009/043849	5/13/2009	PCT 61/052,908 filed 5/13/08 61/052,914 filed 5/13/08 61/091,294 filed 8/22/08 61/112,048 filed 11/6/08 61/140,774 filed 12/24/08 61/171,369 filed 4/21/09	WO/2009/140429 Nov. 19, 2009		Nationalized
PhaseRx -2300.US1 UW - 44677.12US2 COJK -UWOTL-1-0035789	USA	Micellic Assemblies	12/992,525	11/12/2010	National Phase of PCT/US2009/043849	US 2011/0123636 May 26, 2011	9,339,558 May 17, 2016	Issued
PhaseRx -2300.USC1 UW - 44677.66US4 COJK -UWOTL-1-55357	USA	Micellic Assemblies	15/059,026	3/2/2016	Continuation of 12/992,525	US 2016/0250338 September 1, 2016	9,662,403 May 30, 2017	Issued
PhaseRx -2300.USC2 UW - 44677.67US4 COJK - UWOTL-1-58153	USA	Micellic Assemblies	15/499,683	4/27/2017	Continuation of 15/059,026	US 2017/0239360 August 24, 2017		Pending
PhaseRx -2300.EP1 UW - 44677.17EP2 COJK - UWOTL-1-35794	EP	Micellic Assemblies	9747512.3	5/13/2009	National Phase of PCT/US2009/043849	EP 2285853 A4 February 23, 2011	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.FR1 UW - 44677.60FR2 COJK - UWOTL-1-0040612	FR	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853		EP 2285853 February 27, 2013	Issued
PhaseRx -2300.DE1 UW - 44677.58DE2 COJK - UWOTL-1-0040613	DE	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853		EP 2285853 February 27, 2013	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2300.IE1 UW - 44677.62IE2 COJK - UWOTL-1-0040614	IE	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.IT1 UW - 44677.63IT2 COJK - UWOTL-1-0040615	IT	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.ES1 UW - 44677.59ES2 COJK - UWOTL-1-0040616	ES	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.CH1 UW - 44677.57CH2 COJK - UWOTL-1-0040617	CH	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.GB1 UW - 44677.61GB2 COJK - UWOTL-1-0040618	GB	Micellic Assemblies	9747512.3	5/13/2009	Validation of EP 2285853	EP 2285853 February 27, 2013	Issued
PhaseRx -2300.AU1 UW - 44677.13AU2 COJK - UWOTL-1-0035790	AU	Micellic Assemblies	2009246329	5/13/2009	National Phase of PCT/US2009/043849	2009246329 2/20/2014 5/13/2029	Issued
PhaseRx -2300.CA1 UW - 44677.15CA2 COJK - UWOTL-1-0035792	CA	Micellic Assemblies	2,724,014	5/13/2009	National Phase of PCT/US2009/043849	CA2724014 9/13/2016	Issued
PhaseRx -2300.JP1 UW - 44677.20JP2 COJK - UWOTL-1-0035797	JP	Micellic Assemblies	2011-509671	5/13/2009	National Phase of PCT/US2009/043849	5755563 6/5/2015 5/13/2029	Issued
PhaseRx -2300.JPD1 UW - 44677.65JP3 COJK - UWOTL-1-0053964	JP	Micellic Assemblies	2015-107802	5/13/2009	Divisional Application of JP 2011-509671		Abandoned

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2300.KR1 UW - 44677.21KR2 COJK - UWOTL-1-0035798	KR	Micellic Assemblies	10-2010-7027809	5/13/2009	National Phase of PCT/US2009/043849		10-1764427 7/27/2017 5/13/2029	Issued
PhaseRx -2300.MX1 UW - 44677.22MX2 COJK - UWOTL-1-35799	MX	Micellic Assemblies	2010/012239	5/13/2009	National Phase of PCT/US2009/043849		315375 11/15/2013 5/13/2029	Issued
PhaseRx -2400.PCT1 UW - 44677.08WO2 COJK - UWOTL-1-0033272	PCT	Polymeric Carrier	PCT/US2009/043837	5/13/2009	PCT
61/052,908 filed 5/13/08
61/052,914 filed 5/13/08
61/091,294 filed 8/22/08
61,112,054 filed 11/6/08
61/140,779 filed 12/24/08
61/140,774 filed 12/24/08
61/171,377 filed 4/21/09
					61/171,358 filed 4/21/09	WO/2009/140421 Nov. 19, 2009		Nationalized
PhaseRx -2400.US1 UW - 44677.25US2 COJK -UWOTL-1-0035802	USA	Polymeric Carrier	12/992,536	11/12/2010	National Phase of PCT/US2009/043837	US 2011/0143435 June 16, 2011	9,006,193 April 14, 2015	Issued
PhaseRx - 2400.USC1 UW - 44677.64US4 COJK - UWOTL-1-53502	USA	Polymeric Carrier	14/630,477	2/24/2015	Continuation of 12/992,536	US 2015/0238619 August 27, 2015		Abandoned
PhaseRx -2500.PCT1 UW - 44677.11WO2 COJK - UWOTL-1-0033275	PCT	Micelles for Intracellular Delivery of Therapeutic Agents	PCT/US2009/043853	5/13/2009	PCT
61/052,908 filed 5/13/08
61/052,914 filed 5/13/08
61/091,294 filed 8/22/08
61,112,054 filed 11/6/08
61/112,048 filed 11/6/08
61/140,779 filed 12/24/08
61/140,774 filed 12/24/08
61/171,369 filed 4/21/09
					61/171,358 filed 4/21/09	WO/2009/140432 Nov. 19, 2009		Nationalized

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2500.US1 UW - 44677.11WO2 COJK - UWOTL-1-0033275	USA	Micelles for Intracellular Delivery of Therapeutic Agents	12/992,541	2/8/2011	National Phase of PCT/US2009/043853	US 2011/0142951 June 16, 2011		Abandoned
PhaseRx -2600.PCT1 UW - 44677.09WO2 COJK - UWOTL-1-0033273	PCT	Heterogeneous Polymeric Micelles for Intracellular Delivery	PCT/US2009/043859	5/13/2009	PCT 61/091,294 filed 8/22/08 61,112,054 filed 11/6/08 61/112,048 filed 11/6/08 61/140,779 filed 12/24/08 61/140,774 filed 12/24/08 61/171,369 filed 4/21/09 61/171,358 filed 4/21/09	WO/2010/021770 Feb. 25, 2010		Nationalized
PhaseRx -2600.US1 UW - 44677.51US2 COJK - UWOTL-1-36251	USA	Heterogeneous Polymeric Micelles for Intracellular Delivery	13/059,946	5/13/2009	National Phase of PCT/US2009/043859	US 2012/0021514 January 26, 2012	9,211,250 December 15, 2015	Issued
PhaseRx -2700.PCT1 UW - 44392.03WO2 COJK - UWOTL-1-0033270	PCT	Bispecific Intracellular Delivery Vehicles	PCT/US2009/043852	5/13/2009	PCT 61,112,054 filed 11/6/08 61/112,048 filed 11/6/08 61/140,779 filed 12/24/08 61/140,774 filed 12/24/08 61/171,381 filed 4/21/09	WO/2010/053596 May 14, 2010		Nationalized
PhaseRx -2700.US1 UW - 44392.07US2 COJK -UWOTL-1-0036782	USA	Bispecific Intracellular Delivery Vehicles	13/127,968	5/13/2009	National Phase of PCT/US2009/043852	US 2011/0281354 November 17, 2011	8,822,213 September 2, 2014	Issued
PhaseRx -2700.USC1 UW - 44392.08US4 COJK - UWOTL-1-0043698	USA	Bispecific Intracellular Delivery Vehicles	14/173,730	2/5/2014	Continuation of 13/127,968	US 2014/0228516 August 14, 2014	9,220,791 December 29, 2015	Issued
PhaseRx -2700.USC2 UW - 44392.09US4 COJK - UWOTL-1-53135	USA	Bispecific Intracellular Delivery Vehicles	14/957,429	12/2/2015	Continuation of 14/173,730	US 2016/0082121 March 24, 2016		Pending

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2700.CA1 UW - 44392.04CA2 COJK - UWOTL-1-0036779	CA	Bispecific Intracellular Delivery Vehicles	2,742,955	5/13/2009	National Phase of PCT/US2009/043852		Abandoned
PhaseRx -2700.EP1 UW - 44392.05EP2 COJK - UWOTL-1-0036780	EP	Bispecific Intracellular Delivery Vehicles	9825146.5	5/13/2009	National Phase of PCT/US2009/043852	EP 2352522 A1 August 10, 2011	Abandoned
PhaseRx -2800.PCT1 UW - 44677.10WO2 COJK - UWOTL-1-0033274	PCT	Micelles of Hydrophilcally Shielded Membrane- Destabilizing Copolymers	PCT/US2009/043860	5/13/2009	PCT 61,112,054 filed 11/6/08 61/112,048 filed 11/6/08 61/140,779 filed 12/24/08 61/140,774 filed 12/24/08 61/171,369 filed 4/21/09 61/171,358 filed 4/21/09	WO/2010/053597 May 14, 2010	Nationalized
PhaseRx -2800.US1 UW - 44677.56US2 COJK - UWOTL-1-0036799	USA	Micelles of Hydrophilcally Shielded Membrane- Destabilizing Copolymers	13/127,962	5/13/2009	National Phase of PCT/US2009/043860	US 2011/0281934 November 17, 2011	Abandoned
PhaseRx -2900.PRV1 UW - 44677.56US2 COJK - UWOTL-1-0036799	USA	Multiblock Copolymers	61/177,921	5/13/2009	Provisional		Claimed as Priority Document
PhaseRx -2900.PRV2 UW - 8593P.1PRO COJK - UWOTL-1-0033811	USA	Multiblock Copolymers	61/243,898	Sept. 18, 2009	Provisional		Claimed as Priority Document
PhaseRx -2900.PCT1 UW - 45161.03WO2 COJK - UWOTL-1-0034064	PCT	Multiblock Copolymers	PCT/US2009/063648	11/6/2009	PCT
61,112,054 filed 11/6/08
61/112,048 filed 11/6/08
61/140,779 filed 12/24/08
61/140,774 filed 12/24/08
61/171,369 filed 4/21/09
61/171,358 filed 4/21/09
61/177,921 filed 5/13/09
					61/243,898 filed 9/18/09	WO/2010/054266 May 14, 2010	Nationalized

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2900.US1 UW - 45161.16.US2 COJK -UWOTL-1-0036778	USA	Multiblock Copolymers	13/127,959	11/6/2009	National Phase of PCT/US2009/063648	US 2011/0286957 November 24, 2011	9,464,300 October 11, 2016	Issued
PhaseRx -2900.USC1 UW - 45161.25US4 COJK -UWOTL-1-56731	USA	Multiblock Copolymers	15/254,874	9/1/2016	Continuation of 13/127,959	US 2017/0049801 February 23, 2017		Abandoned
PhaseRx -2900.EP1 UW - 45161.08EP2 COJK - UWOTL-1-0036770	EP	Multiblock Copolymers	9825524.3	11/6/2009	National Phase of PCT/US2009/063648	EP 2364330 A2 September 14, 2011	EP 2364330 B1 March 25, 2015	Issued
PhaseRx -2900.FR1 UW - 45161.19FR2 COJK -	FR	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.DE1 UW - 45161.20DE2 COJK -	DE	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.IE1 UW - 45161.21IE2 COJK -	IE	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.IT1 UW - 45161.22IT2 COJK -	IT	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.ES1 UW - 45161.23ES2 COJK -	ES	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.CH1 UW - 45161.24CH2 COJK -	CH	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx - 2900.GB1 UW - 45161.18GB2 COJK -	GB	Multiblock Copolymers	9825524.3	11/6/2009	Validation of EP 2364330		EP 2364330 B1 March 25, 2015	Issued
PhaseRx -2900.AU1 UW - 45161.04AU2 COJK - UWOTL-1-0036766	AU	Multiblock Copolymers	2009313358	11/6/2009	National Phase of PCT/US2009/063648		Patent No. 2009313358 9/19/2013	Issued (To be Adandoned)

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2900.AUD1 UW - 45161.17AU3 COJK -	AU	Multiblock Copolymers	2013204152	11/6/2009	Divisional of 2009313358		Abandoned
PhaseRx -2900.BR1 UW - 45161.05BR2 COJK - UWOTL-1-0036767	BR	Multiblock Copolymers	PI09213570	11/6/2009	National Phase of PCT/US2009/063648		Abandoned
PhaseRx -2900.CA1 UW - 45161.05BR2 COJK - UWOTL-1-0036767	CA	Multiblock Copolymers	2,742,880	11/6/2009	National Phase of PCT/US2009/063648		Abandoned
PhaseRx -2900.CN1 UW - 45161.07CN2 COJK - UWOTL-1-0036769	CN	Multiblock Copolymers	200980148153.8	11/6/2009	National Phase of PCT/US2009/063648	ZL200980148153.8 3/12/2014 11/6/2029	Issued (To be Adandoned)
PhaseRx -2900.IL1 UW - 45161.10IL2 COJK - UWOTL-1-0036771	IL	Multiblock Copolymers	212459	11/6/2009	National Phase of PCT/US2009/063648		Abandoned
PhaseRx -2900.IN1 UW - 45161.09IN2 COJK - UWOTL-1-0036772	IN	Multiblock Copolymers	3370/DELNP/2011	11/6/2009	National Phase of PCT/US2009/063648		Pending (to be abandoned)
PhaseRx -2900.JP1 UW - 45161.11JP2 COJK - UWOTL-1-0036773	JP	Multiblock Copolymers	2011-534933	11/6/2009	National Phase of PCT/US2009/063648	5766611 6/26/2015 11/06/2029	Issued
PhaseRx -2900.KR1 UW - 45161.12KR2 COJK - UWOTL-1-0036774	KR	Multiblock Copolymers	10-2011-7012773	11/6/2009	National Phase of PCT/US2009/063648		Abandoned
PhaseRx -2900.MX1 UW - 45161.13MX2 COJK - UWOTL-1-0036775	MX	Multiblock Copolymers	2010/004242	11/6/2009	National Phase of PCT/US2009/063648	330456 5/29/2015 11/6/2029	Issued
PhaseRx -2900.SG1 UW - 45161.14SG2 COJK - UWOTL-1-036776	SG	Multiblock Copolymers	201103187-9	11/6/2009	National Phase of PCT/US2009/063648	171100 1/15/2014	Issued (To be Adandoned)

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -2900.ZA1 UW - 45161.15ZA2 COJK - UWOTL-1-0036777	ZA	Multiblock Copolymers	2011/03289	11/6/2009	National Phase of PCT/US2009/063648		2011/03289 10/30/2013	Issued (To be Adandoned)
PhaseRx -3000.PRV1 UW - 8026P.1PRO1 COJK - UWOTL-1-0032260	USA	End-Functionalized Polymers and Junction- Functionalized Diblock Copolymers Via RAFT Chain Extension with Maleimido-Monomers	61/120,746	12/8/2008	Provisional			Lapsed
PhaseRx -3000.PRV2 UW - 8026P.1PRO2 COJK - UWOTL-1-0032282	USA	Omega-Functionalized Polymers, Junction Functionalized Block Copolymers, Polymer Bioconjugates and Radical Chain Extension Polymerization	61/120,756	12/8/2008	Provisional			Claimed as Priority Document
PhaseRx -3000.PCT1 UW - 44508.06WO2 COJK - UWOTL-1-0034171	PCT	Omega-Functionalized Polymers, Junction Functionalized Block Copolymers, Polymer Bioconjugates and Radical Chain Extension Polymerization	PCT/US2009/067193	12/8/2009	PCT 61/120,756 filed 12/08/08	WO/2010/077678 July 8, 2010		Nationalized
PhaseRx -3000.US1 UW - 44508.11US2 COJK - UWOTL-1-0037151	USA	Omega-Functionalized Polymers, Junction Functionalized Block Copolymers, Polymer Bioconjugates and Radical Chain Extension Polymerization	13/133,355	12/8/2009	National Phase of PCT/US2009/067193	US 2011/0305660 December 15, 2011	9,593,169 March 14, 2017	Issued

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -3000.USC1 UW - 44508.12US4 COJK -	USA	Omega-Functionalized Polymers, Junction Functionalized Block Copolymers, Polymer Bioconjugates and Radical Chain Extension Polymerization	15/428,063	2/8/2017	Continuation of 13/133,355		Pending
PhaseRx -3000.CA1 UW - 44508.08CA2 COJK - UWOTL-1-0037148	CA	Omega-Functionalized Polymers, Junction Functionalized Block Copolymers, Polymer Bioconjugates and Radical Chain Extension Polymerization	2,745,926	12/8/2009	National Phase of PCT/US2009/067193		Abandoned
PhaseRx -3100.PRV1 UW -8594P.1PRO COJK - UWOTL-1-0034092	USA	Hydrophobic Block Conjugated Therapeutic Agents	61/261,186	11/13/2009	Provisional		Claimed as Priority Document
PhaseRx -3100.PCT1 UW - 45162.02WO2 COJK -UWOTL-1-0035873	PCT	Hydrophobic Block Conjugated Therapeutic Agents	PCT/2010/056565	11/12/2010	PCT 61/261,186 filed 11/13/09	WO/2011/060281 May 19, 2011	Nationalized
PhaseRx -3100.US1 UW - 45162.03US2 COJK -UWOTL-1-39248	USA	Hydrophobic Block Conjugated Therapeutic Agents	13/509,557	5/11/2012	National Phase of PCT/2010/056565	US 2013/0017167 January 17, 2013	Abandoned
PhaseRx -3200.PRV1 UW - 45162.01US1 COJK - UWOTL-1-0034107	USA	Targeting Monomers and Polymers Having Targeting Blocks	61/262,512	11/18/2009	Provisional		Claimed as Priority Document
PhaseRx -3300.PRV1 UW - COJK -	USA	Folate and Folate Analog Targeting Monomers and Polymers Having Folate of Folate Analog Targeting Blocks	61/262516	11/18/2009	Provisional		Claimed as Priority Document

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx -3200.PCT1 UW -45163.02WO2 COJK - UWOTL-1-0035874	PCT	Targeting Monomers and Polymers Having Targeting Blocks	PCT/US2010/056993	11/17/2010	PCT 61/262,512 filed 11/18/09 61/262,516 filed 11/18/09	WO/2011/062965 May 26, 2011		Nationalized
PhaseRx -3200.US1 UW -45163.03US2 COJK - UWOTL-1-39249	USA	Targeting Monomers and Polymers Having Targeting Blocks	13/510,279	5/16/2012	National Phase of PCT/US2010/056993	US 2013/0011362 January 10, 2013	9,415,113 August 16, 2016	Issued
PhaseRx - 3500.PRV1 F&W -	USA	RNA Targeted to Beta-Catenin	61/718,313	10/25/2012	Provisional			Claimed as Priority Document
PhaseRx - 3500.PCT1 F&W -	PCT	RNA Targeted to Beta-Catenin	PCT/US13/26624	2/19/2013	PCT. US - 61/718,313 filed 10/25/12	WO 2014/065849 May 1, 2014		Nationalized
PhaseRx - 3500.US1 F&W -	USA	RNA Targeted to Beta-Catenin	14/437,923	4/23/2015	National Phase of PCT/US13/26624	US 2015/0291956 October 15, 2015		Abandoned
PhaseRx - 3600.PRV1 F&W -	USA	RNA Targeted to c-Met	61/751,495	1/11/2013	Provisional			Claimed as Priority Document
PhaseRx - 3600.PCT1 F&W -	PCT	RNA Targeted to c-Met	PCT/US13/26623	2/19/2013	PCT. US - 61/751,495 filed 01/11/13	WO 2014/109780 July 17, 2014		Nationalized
PhaseRx - 3600.US1 F&W -	USA	RNA Targeted to c-Met	14/760,010	7/9/2015	National Phase of PCT/US13/26623	US 2015/0337318 November 26, 2015		Abandoned
PhaseRx - 3700.PRV1 F&W -	USA	Block Copolymers	61/860,136	7/30/2013	Provisional			Claimed as Priority Document
PhaseRx - 3800.PRV1 F&W -	USA	Block Copolymers	61/868,122	8/21/2013	Provisional			Claimed as Priority Document
PhaseRx - 3800.PCT1 F&W - 33099-34134/PCT	PCT	Block Copolymers	PCT/US14/48839	7/30/2014	PCT US - 61/860,136 filed 7/30/2013 US - 61/868,122 filed 8/21/2013	WO 2015/017519 February 5, 2015		Nationalized
PhaseRx - 3800.US1 F&W - 33099-34134/US	USA	Block Copolymers	14/908,351	7/30/2014	National Phase of PCT/US14/48839	US 2016/0206750 July 21, 2016	9,867,885 January 16, 2018	Issue Fee Paid
PhaseRx - 3800.USC1 F&W - 33099-38980/US	USA	Block Copolymers	15/827,793	11/30/2017	Continuation of 14/908,351			Pending
PhaseRx - 3800.EP1 F&W - 33099-34134/EP	EP	Block Copolymers	14753175	7/30/2014	National Phase of PCT/US14/48839			Pending
PhaseRx - 3800.AU1 F&W - 33099-34134/AU	AU	Block Copolymers	2014296278	7/30/2014	National Phase of PCT/US14/48839			Pending
PhaseRx - 3800.CA1 F&W - 33099-34134/CA	CA	Block Copolymers	2919828	7/30/2014	National Phase of PCT/US14/48839			Pending

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx - 3900.PRV1 F&W -	USA	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	62/106,024	1/21/2015	Provisional		Claimed as Priority Document
PhaseRx - 3900.PRV2 F&W - 33099-34170/US	USA	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	62/173,847	6/10/2015	Provisional		Claimed as Priority Document
PhaseRx - 3900.PRV3 F&W - 33099-34171/US	USA	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	62/233,568	9/28/2015	Provisional		Claimed as Priority Document
PhaseRx - 3900.PCT1 F&W - 33099-34172/PCT	PCT	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	PCT/US16/14232	1/21/2016	PCT US - 62/106,024 filed 1/21/2015 US - 62/173,847 filed 6/10/2015 US - 62/233,568 filed 9/28/2015	WO/2016/118697 July 28, 2016	Nationalized
PhaseRx - 3900.US1 F&W - 33099-34172/US	USA	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	15/545,302	1/21/2016	National Phase of PCT/US16/14232		Pending
PhaseRx - 3900.EP1 F&W - 33099-34172/EP	EP	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	16703407.3	1/21/2016	National Phase of PCT/US16/14232		Pending
PhaseRx - 3900.AU1 F&W - 33099-34172/AU	AU	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	2016209295	1/21/2016	National Phase of PCT/US16/14232		Pending

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

PhaseRx - 3900.CA1 F&W - 33099-34172/CA	CA	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	2,974,503	1/21/2016	National Phase of PCT/US16/14232	Pending
PhaseRx - 3900.CN1 F&W - 33099-34172/CN	CN	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	2.0168E+11	1/21/2016	National Phase of PCT/US16/14232	Pending
PhaseRx - 3900.IN1 F&W - 33099-34172/IN	IN	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	201747028808	1/21/2016	National Phase of PCT/US16/14232	Pending
PhaseRx - 3900.JP1 F&W - 33099-34172/JP	JP	Methods, Compositions, and Systems for Delivering Therapeutic and Diagnostic Agents into Cells	2017-539356	1/21/2016	National Phase of PCT/US16/14232	Pending
PhaseRx - 4100.PRV1 F&W - 33099-35887/US	USA	Branched PEG Molecules and Related Compositions and Methods	62/440,941	12/30/2016	Provisional	Pending
PhaseRx - 4100.PRV2 F&W - 33099-36012/US	USA	Branched PEG Molecules and Related Compositions and Methods	62/446,186	1/13/2017	Provisional	Pending
PhaseRx - 4100.PCT1 F&W - 33099-36483/PCT	PCT	Branched PEG Molecules and Related Compositions and Methods	PCT/US17/68841	12/29/2017	PCT US - 62/440,941 filed 12/30/2016 US - 62/446,186 filed 1/13/2017	Pending

Schedule 1.1(a) - Patents

SCHEDULE 1.1(a) TO ASSET PURCHASE AGREEMENT

Schedule 1.3 - Assumed Contracts

•	Amended and Restated RAFT Non-Exclusive License Agreement by and between the Commonwealth Scientific and Industrial Research Organisation and PhaseRx, Inc. dated as of January 22, 2016.

•	Second Amended and Restated Exclusive Patent License Agreement between the University of Washington and PhaseRx, Inc. dated February 9, 2016.

•	Amendment to Second Amended and Restated Exclusive Patent License Agreement between the University of Washington and PhaseRx, Inc. dated September 22, 2017.

•	Side Letter between the University of Massachusetts and PhaseRx, Inc. dated October 25, 2011.

•	Non-Exclusive License Agreement dated as of September 14, 2015 by and between Baylor College of Medicine and PhaseRx, Inc.

•	Transgenic Mouse License dated November 28, 2016 between Mayo Foundation for Medical Education and Research, the Board of Regents of The University of Texas System, and PhaseRx, Inc.

•	Manufacturing and Supply Agreement dated as of March 10, 2017 by and between PhaseRx, Inc. and TriLink BioTechnologies, LLC.

•	Quality Agreement dated March 21, 2017 by and between PhaseRx, Inc. and TriLink BioTechnologies, LLC.

•	Agreement for the Development and cGMP Manufacture of a Liposomal Formulation dated March 18, 2017 between PhaseRx, Inc. and Polymun Scientific Immunbiologische Forschung GmbH.

•	Qualty Agreement for Contract Manufacture of Liposomal Formulations of mRNA dated March 31, 2017 between PhaseRx, Inc. and Polymun Scientific Immunbiologische Forschung GmbH.

•	Agreement for the Pilot Assessment of a Liposomal Formulation dated November 14, 2016 between PhaseRx, Inc. and Polymun Scientific Immunbiologische Forschung GmbH.

•	Agreement for the Optimization of Manufacturing Process of a Liposomal Formulation dated March 15, 2017 between PhaseRx, Inc. and Polymun Scientific Immunbiologische Forschung GmbH.

•	Master Services Agreement dated as of January 5, 2017 by and between PhaseRx, Inc. and Syngene International Limited.

SCHEDULE 1.3 TO ASSET PURCHASE AGREEMENT

•	Amendment to Master Services Agreement dated as of March 16, 2017 by and between PhaseRx, Inc. and Syngene International Limited.

•	Quality Agreement dated as of January 9, 2017 by and between PhaseRx, Inc. and Syngene International Limited.

•	Amendment to Quality Agreement dated as of March 16, 2017 by and between PhaseRx, Inc. and Syngene International Limited.

•	All Scope of Work agreements, as amended or modified, by and between PhaseRx and Syngene International Limited.

•	Lease for the office space located at 410 West Harrison Street, Seattle WA 98119.

•	Lease for the annex located at 410 Elliot Street, Seattle, WA 98119.

SCHEDULE 1.3 TO ASSET PURCHASE AGREEMENT

Exhibit A

Buyer Note

(See Attached)

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Roivant Sciences GmbH, a German company with limited liability, with a principal business address at Viadukstrasse 8, 4051 Basel Switzerland (“Maker”), as of this ___ day of February, 2018, promises to pay to the order of Hercules Capital Inc., a Maryland corporation, with a principal business address at 400 Hamilton Avenue, Palo Alto, CA 94301, (the “Holder”), such amounts as may be due from time as hereinafter provided.

This is the promissory note (this “Note”) that is referred to in Section 2.3 of the Asset Purchase Agreement, dated as of January 31, 2018 (the “APA”), by and between the Maker, and PhaseRx, Inc., a Delaware corporation (“PhaseRx”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the APA.

Maker shall make payment to Holder of each Milestone Payment within seven (7) days of the occurrence of each applicable Milestone Event as described in Section 2.3(a) of the APA. In connection therewith, Maker shall report to Holder in writing of the achievement of any Milestone Event within four (4) calendar days after the date on which such Milestone Event is achieved.

So long as Maker’s obligations under this Note remain outstanding, Maker shall not, without the prior written consent of the Holder, create or grant to any person, any lien, security interest, encumbrance, cloud on title, mortgage, pledge or similar interest in any of the Acquired Assets (the “Negative Pledge”). The Negative Pledge shall remain in full force and effect until the earlier of (i) the date on which Maker, or any successor in interest to the Acquired Assets, in its sole discretion, notifies Holder in writing of its intention to no longer pursue or develop PRX-OTC; or (ii) the receipt by Holder of a $3.0 million prepayment from Maker (which payment shall be credited against any future Milestone Payments due and owing pursuant to this Note and Section 2.3(a) of the APA). Subject to Maker’s (or its successor in interest’s) compliance with the provisions of Section 2.3(b) of the APA, neither the Negative Pledge nor any other provision of this Note shall restrict, limit or impair Maker’s ability to transfer, assign, license or otherwise dispose of the Acquired Assets.

Each of the following shall constitute an Event of Default hereunder:

(1)	the failure of Maker to pay any Milestone Payment to Holder when due pursuant to the terms of this Note; or

(2)	the failure of Maker to comply with the terms of any Product Line Sale set forth in Section 2.3(b) of the APA.

At any time upon written notice to Holder, Maker may prepay, in whole or in part, at any time or from time to time without premium or penalty, all or any portion of the Milestone Payments that may become due and payable under Section 2.3 of the APA.

Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences, without affecting or diminishing Holder’s rights against Maker. No such action by Holder shall constitute a waiver of any rights under this Note.

MAKER AND HOLDER EACH HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THE OBLIGATIONS EVIDENCED BY THIS NOTE. MAKER AND HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.

This Note shall be construed under the internal laws and judicial decisions of the State of California and the laws of the United States as the same might be applicable, without regard to conflicts-of-laws principles that would require the application of any other law.

MAKER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF THE STATE OF CALIFORNIA IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND AGREES THAT SUCH DESIGNATED FORUM IS PROPER AND CONVENIENT.

Any provisions of this Note which are deemed invalid, illegal or unenforceable by a court of law shall be stricken as such and all other terms of this Note shall survive such striking and remain in full force and effect as if such offensive provisions were never a part of this Note.

The term “Maker” as used herein shall be deemed to include Maker and its successors and assigns; provided, that, the Maker is prohibited from assigning its obligations under this Note, except in connection with a Product Line Sale in accordance with the provisions of Section 2.3(b) of the APA. The term “Holder” as used herein shall be deemed to include Holder and its successors and assigns. Holder may assign, transfer or endorse its rights hereunder without any prior notice to or consent of Maker.

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IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date set forth below to be effective as of the date set forth above.

MAKER:

Witness:	ROIVANT SCIENCES GmbH

By:

Name:	Name:

Title: